FOR IMMEDIATE RELEASE


      Euroweb to Acquire Navigator Group, a Hungary-Based IT Services Firm,
                                 for $10 Million

BUDAPEST, Hungary - July 26, 2005--Euroweb International Corp. (Euroweb) (NasdaqSC: EWEB), today announced that Euroweb with its wholly-owned subsidiary Euroweb Hungary Rt. (EWHU) has entered into a binding Sale and Purchase Agreement to acquire 100% of Navigator Group, a Hungary-based provider of IT outsourcing, applications development, and IT consulting services. Upon closing, EWHU will pay US$8,500,000 in cash for the 85% of the total shares of Navigator and Euroweb shall issue shares of common stock of Euroweb worth US$1,500,000 for the remaining 15% of Navigator. A large portion of the cash used for the purchase will be obtained through a loan to be provided by Commerzbank Hungary. Navigator Group recorded revenue in 2004 of about 1.6 billion HUF (about US$8 million), and serves to position Euroweb as a potential IT market consolidator in Hungary and Eastern Europe.

Euroweb's leadership is charged with building shareholder value, and has recently determined that it should expand the scope of the business. Leading to this decision to move into a new and fresh market for Euroweb, was the recognition by management that the leased line market was in continuous decline with a poor long-term outlook, and the expectation that its core Internet business is likely to become more and more difficult to grow. Euroweb sees great opportunities in the IT sector and sees this acquisition of Navigator to be a significant step forward.

Upon completion of the Navigator acquisition, management believes that Euroweb's revenues are expected to increase substantially, with an expected significant EBITDA contribution. The cooperation between Euroweb and Navigator is anticipated to have a synergistic effect, especially in the area of cross selling, since many of Euroweb's customers appear to represent strong prospects for the modern IT outsource services offered by Navigator.

Csaba Toro, Chief Executive Officer of Euroweb International Corp., said "We believe that the planned acquisition of Navigator fits independently very well into our plans, to redirect and increase the rate of growth of our company to new and potentially very large markets, which are well underway. We are confident of the strong upside potential that this first move into the IT sector brings to our company. We look at this acquisition as our first step into IT services, and we intend to aggressively seek additional opportunities in this industry, in order to bring more and more value to our shareholders".

Moshe Schnapp, President of Euroweb International Corp., commented, "We are proud to take the first step in completing this transaction which fits right into our company's strategy to aggressively seek more opportunities that create wealth for our shareholders."

The proposed acquisition, which is expected to close in Fall 2005, although we cannot provide any guarantees with respect to timing, is subject to customary closing conditions, including, but not limited to, regulatory approvals of the Hungarian Competition Office and the obtaining of an acquisition loan from Commerzbank Hungary.

For more information about the Company go to: www.euroweb-international.com

About Navigator Group

Navigator Group, based in Budapest, Hungary was re-organized in late 2004 as part of the Wallis Group. Its operating divisions are Navigator Informatikai Rt., Navigator Info Kft., and Navigator Engineering Kft., and are a provider of IT outsourcing, applications development, and IT consulting services. For further information on Navigator and details of the acquisition go to the Form 8-K that has been filed with the SEC.

About Euroweb

Euroweb International owns and operates Internet Services Providers and value added services in Hungary and Romania through its wholly owned subsidiaries Euroweb Hungary Rt. and Euroweb Romania S.A. Euroweb's common stock is traded on the Nasdaq SmallCap Market under the symbol "EWEB".

"SAFE HARBOR  STATEMENT" UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF
1995

This press release contains forward-looking statements that involve risks and uncertainties. The statements in this Release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause Euroweb International Corp's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making investment decisions.

Contact:
      Euroweb International Corp.
      Kriszta Hollo, +36-1-88-97-101
      Osprey Partners
      Mike Mulshine 732-292-0982